Exhibit 10.4

C2 GLOBAL TECHNOLOGIES INC.

2010 NON-QUALIFIED STOCK OPTION PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE

Section 1.1    C2 Global Technologies Inc., a Florida corporation (the “Company”), hereby establishes an equity incentive plan to be named the 2010 Non-Qualified Stock Option Plan (the “2010 Plan” or “Plan”).

Section 1.2    The purpose of the 2010 Plan is to induce certain key employees of the Company or any of its subsidiaries who are in a position to contribute materially to the Company’s prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company’s progress, and to encourage such persons to continue to promote the best interests of the Company. The 2010 Plan provides for grants of options (“Non-Qualified Options”) which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1.3    This Plan shall be governed by, and construed in accordance with, the laws of the State of Florida, without reference to its conflicts of laws principles.

ARTICLE II
ADMINISTRATION

Section 2.1    All determinations under the 2010 Plan concerning the selection of persons eligible to receive awards under the 2010 Plan and with respect to the timing, pricing and amount of a grant or award under this 2010 Plan shall be made by the administrator (the “Administrator”) of the 2010 Plan. The Administrator shall be either (a) the Company’s Board of Directors (the “Board”), or (b) in the discretion of the Board, a committee (the “Committee”) that is composed solely of two or more members of the Board. In the event the Committee is the Administrator, the Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. In such case, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”), transactions under this 2010 Plan are intended to comply with all applicable conditions of Rule 16b-3 (“Rule 16b-3”) or its successor under the Exchange Act, as such may be amended from time to time. To the extent any provision of the 2010 Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

Section 2.2    All determinations made by the Administrator with respect to award grants to: (i) the chief executive officer of the Company or an individual acting in that capacity; (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or (iii) an individual reasonably deemed likely, in the judgment of the Board of Directors or the Committee, to become an employee described in clause (i) or (ii) of this paragraph within the exercise period of any contemplated option, shall be made only by those directors who qualify as an “outside director” within the meaning of Treasury Regulation Sect. 1.162-27(e)(3), as that Regulation may be amended from time to time (the “Regulation”), under the Code, and all other directors must abstain from making any such award determinations. In addition to the foregoing limitation and any others set forth by this Plan, the Committee shall not make an award under this Plan which will result in the grant to any individual of more than 625,000 shares of Common Stock under this Plan. This limitation is subject to adjustment at the Board’s discretion pursuant to Article VIII herein. This limitation shall be calculated by including the number of shares of Common Stock underlying the exercise of any Option granted pursuant to this Plan (if any).

Section 2.3    The Company shall grant options under the 2010 Plan in accordance with determinations made by the Board or the Committee pursuant to the provisions of the 2010 Plan. All options shall be evidenced by a Stock Option Agreement. All options granted pursuant to the 2010 Plan shall be clearly identified as Non-Qualified Options. The Board or the Committee may from time to time adopt (and thereafter amend or rescind) such rules and regulations for carrying out the 2010 Plan and take such action in the administration of the 2010 Plan, not inconsistent with the provisions hereof, as it shall deem proper. The Board or, subject to the supervision of the Board, the Committee, shall have plenary discretion, subject to the express provisions of this 2010 Plan, to determine which persons shall be granted options, the number of shares subject to each option, the time or times when an option may be exercised (whether in whole or in installments), the terms and provisions of the respective option agreements (which need not be identical), including such terms and provisions which may be amended from time to time as shall be required, in the judgment of the Board or the Committee, to conform to any change in any law or regulation applicable hereto; and to make all other determinations deemed necessary or advisable for the administration of the 2010 Plan. The interpretation and construction of any provisions of the 2010 Plan by the Board or the Committee (unless otherwise determined by the Board) shall be final, conclusive and binding upon all persons.

Section 2.4    No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the 2010 Plan or any option granted under it. A member of the Board or the Committee shall be indemnified by the Company, pursuant to the Company’s By-Laws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against such member claiming any rights or remedies due to such member’s participation in the administration of the 2010 Plan.

ARTICLE III
TOTAL NUMBER OF SHARES AVAILABLE TO BE OPTIONED OR GRANTED

Section 3.1    There shall be reserved for issuance or transfer upon exercise of options, to be granted from time to time under this 2010 Plan, an aggregate of one million two hundred fifty thousand (1,250,000) shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) (subject to adjustment as provided in Article VIII hereof). The shares issued by the Company under the 2010 Plan may be either treasury shares or authorized but unissued shares, as the Board from time to time may determine.

Section 3.2    In the event that any outstanding options under the 2010 Plan for any reason should expire or are terminated without having been exercised in full, the unpurchased shares subject to such option may again be available for transfer under the 2010 Plan.

ARTICLE IV
ELIGIBILITY

Section 4.1     Options may be granted pursuant to this 2010 Plan to any key employees and/or key consultants selected by the Board or the Committee. Persons granted options pursuant to this 2010 Plan are hereinafter referred to as “Optionees.” The Board or the Committee may determine in its sole discretion that any person who would otherwise be eligible to be granted options, shall, nonetheless, be ineligible to receive any award under this 2010 Plan.

Section 4.2    The Board or the Committee will, in its discretion, determine the persons to be granted options, the time or times at which options shall be granted; with respect to options, the number of shares subject to each option; the terms of a vesting or forfeiture schedule, if any; the period during which any such options may be exercised; the manner in which options may be exercised and all other terms and conditions of the options; provided, however, no option will be granted which has terms or conditions inconsistent with this 2010 Plan. Relevant factors in making such determinations may include the value of the services rendered by the respective Optionee, his present and potential contributions to the Company, and such other factors which are deemed relevant in accomplishing the purpose of the 2010 Plan.

ARTICLE V
TERMS AND CONDITIONS OF OPTIONS

Section 5.1    Each option granted under the 2010 Plan shall be evidenced by a stock option agreement in a form not inconsistent with the 2010 Plan (a “Stock Option Agreement”), provided that the following terms and conditions shall apply:

(a)   The price at which each share of Common Stock covered by an option may be purchased (“Option Exercise Price”) shall be set forth in the Stock Option Agreement and shall be determined by the Administrator, provided that the Option Exercise Price for any option shall not be less than the fair market value of the Common Stock at the time of grant as determined by the Administrator using a reasonable application of a reasonable valuation method as described in the regulations or other guidance promulgated under Section 409A of the Code.

(b)   An Optionee may, in the Board or the Committee’s discretion, be granted more than one option during the duration of this 2010 Plan.

(c)    The duration of any option shall be within the sole discretion of the Board or the Committee.

(d)   Any option and any right related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. Except as provided in Article VI, an option may be exercised during the Optionee’s lifetime only by the Optionee.

(e)    The Committee may impose such other conditions with respect to the exercise of options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

ARTICLE VI
EMPLOYMENT OR SERVICE OF OPTIONEE

Section 6.1    If the employment or service of an Optionee is terminated for cause, any vested or unvested options, or rights to options (collectively referred to herein as “Option Rights”) of such Optionee under any then outstanding option shall terminate immediately. Unless the Board or the Committee determines to define “cause” differently and such definition is set forth in the applicable Stock Option Agreement, “cause” means actions or omissions by Optionee: (i) constituting fraud, larceny, embezzlement, conversion or otherwise involving the misappropriation of assets of the Company or any other illegal conduct with respect to the Company which acts are harmful to, either financially, or to the business reputation of, the Company; (ii) materially injurious to the business interests of the Company; (iii) constituting gross negligence or intentional misconduct; (iv) resulting in a conviction (or a plea of guilty or no contest) for any felony or any crime of moral turpitude; (v) constituting habitual alcohol or substance abuse; (vi) constituting a material breach of this Agreement which, if curable, is not cured within fifteen (15) days after receipt of written notice thereof; (vii) constituting a material failure by Optionee to perform his duties, which nonperformance continues after written notice thereof and a fifteen (15) day chance to cure; (viii) resulting in an unauthorized breach of the Company’s Code of Conduct; or (ix) constituting a breach of the fiduciary duty owed by Optionee to the Company or any subsidiary or affiliate of the Company which, if curable, is not cured within fifteen (15) days after receipt of written notice thereof.  The determination of the existence and the proof of “cause” shall be made by the Board or the Committee and, subject to the review of any determination made by the Committee by the Board, such determination shall be binding on the Optionee and the Company.

Section 6.2    If the employment or service of the Optionee is terminated by either the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the Option Rights of such Optionee under any then outstanding option shall be exercisable by such Optionee at any time prior to the expiration of the option or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the vested right to exercise the option at the date of such termination.

Section 6.3    In the case of an Optionee who becomes disabled, as defined in Section 22(e)(3) of the Code, the Option Rights of such Optionee under any then options shall be exercisable by such Optionee at any time prior to the expiration of the option, or within three months after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the vested right to exercise the option at the date of such termination.

Section 6.4    In the event of the death of an Optionee, the Option Rights of such Optionee under any then outstanding options shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution and shall be exercisable at any time prior to the expiration of the option, or within three months after the date of death, but only to the extent of the vested right to exercise the option at such time. If a person or estate acquires the right to exercise an option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such option, and may require such consents and releases of taxing authorities, as the Committee may deem advisable.

Section 6.5    In addition to the requirements set forth in the 2010 Plan, the Committee or the Board may set such other targets, restrictions or other terms relating to the employment or service of the Optionee, including but not limited to a requirement that an employee must be continuously employed by the Company for such period of time as the Board or Committee, in its discretion, deems advisable before the right to exercise any portion of an option granted to such employee will accrue, which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an option granted to any Optionee.

Section 6.6    Options granted under the 2010 Plan shall not be affected by any change of duties or position, so long as the Optionee continues in the service of the Company.

Section 6.7    Nothing contained in the 2010 Plan, or in any Stock Option Agreement relating to an option granted pursuant to the 2010 Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee’s employment or service or change the Optionee’s compensation at any time.

ARTICLE VII
EXERCISE OF OPTIONS

Section 7.1    Except as provided in this Article VII, an option shall be exercised by tender to the Company of the total Option Exercise Price of the shares with respect to which the option is exercised and written notice of the exercise. The right to purchase shares shall be cumulative so that, once the right to purchase any shares has vested, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the option. A partial exercise of an option shall not affect the right of the Optionee to exercise the option from time to time, in accordance with the 2010 Plan, as to the remaining number of shares subject to the option. The Option Exercise Price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, an Optionee may, with the approval of the Board or the Committee, exercise his option by tendering to the Company shares of Common Stock of the Company owned by him and having an aggregate fair market value at least equal to the total Option Exercise Price or by tendering part or all of one or more options to purchase Common Stock of the Company for which the aggregate fair market value of the Common Stock underlying exercise of the option (net of the exercise price) shall be at least equal to the Option Exercise Price. The fair market value of any shares of Common Stock so surrendered shall be determined by the Administrator using a reasonable application of a reasonable valuation method as described in the regulations or other guidance promulgated under Section 409A of the Code.

Section 7.2    Except as provided in Article VI, an option may not be exercised unless the holder thereof is an officer, director, employee or consultant of the Company at the time of exercise.

Section 7.3    No Optionee, or Optionee’s executor, administrator, legatee, distributee or other permitted transferee, shall be deemed to be a holder of any shares subject to an option for any purpose whatsoever unless and until a stock certificate or certificates for such are issued to such person(s) under the terms of the 2010 Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII hereof.

Section 7.4    If (i) the listing, registration or qualification of the options issued hereunder, or of any securities that may be purchased upon exercise of such options (the “Subject Securities”) upon any securities exchange or quotation system, or under federal or state law is necessary as a condition of or in connection with the issuance or exercise of the options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance or exercise of the options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

Section 7.5    An Optionee may be required to represent to the Company as a condition of his exercise of options issued under this 2010 Plan: (i) that the subject Securities acquired upon option exercise are being acquired by him for investment and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended, (the “Securities Act”) or any other applicable statute, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an option or of the Subject Securities in contravention of the Securities Act, the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an option) such documentation as may be reasonably requested by the Company to assure compliance with applicable law and the terms and conditions of the 2010 Plan and the subject option.

ARTICLE VIII
CHANGE IN NUMBER OF OUTSTANDING SHARES OF
STOCK, ADJUSTMENTS, REORGANIZATIONS, ETC.

Section 8.1    In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment may be made by the Board or the Committee in the number and kind of shares for the purchase of which options may be granted under the 2010 Plan, including the maximum number that may be granted to any one person. In addition, the Administrator may make appropriate adjustments in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the Optionee’s proportionate interest shall be maintained as before the occurrence to the unexercised portion of the option and with a corresponding adjustment in the Option Exercise Price per share. Any such adjustment made by the Administrator shall be conclusive.

Section 8.2    The grant of an option pursuant to the 2010 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Section 8.3    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject options are changed into or exchanged for cash or property or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or control group as that term is construed for purposes of the Exchange Act, the 2010 Plan shall terminate, and all options theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the 2010 Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the 2010 Plan and options heretofore granted shall continue in the manner and under the terms so provided. If the 2010 Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons owning any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this Section 8.3 not yet be exercisable.

Section 8.4    Notwithstanding the foregoing, neither the Board nor the Committee shall make an adjustment to any option granted under the 2010 Plan in a manner to cause such option to be subject to section 409A of the Code or that would be treated as a modification or extension of such option, as defined by the regulations, or as a deferral of income pursuant to Treasury Regulation 1.409A-1(b)(5).

ARTICLE IX
WITHHOLDING TAXES

Section 9.1    General.    To the extent required by applicable federal, state, local or foreign law, an Optionee or his successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

Section 9.2    Share Withholding.    The Committee may permit an Optionee to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their fair market value, as determined by the Administrator using a reasonable application of a reasonable valuation method as described in the regulations or other guidance promulgated under Section 409A of the Code.

ARTICLE X
DURATION, AMENDMENT AND TERMINATION

Section 10.1    The Board may at any time terminate the 2010 Plan or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company unless such approval is required pursuant to applicable law; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any option shall theretofore have been granted, affect or impair the rights of such individual under such option.

ARTICLE XI
RESTRICTIONS

Section 11.1    Any shares of Common Stock issued pursuant to the 2010 Plan shall be subject to such restrictions on transfer and limitations as shall, in the opinion of the Board or the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof or any other applicable law. In addition, the Board or the Committee may in any Stock Option Agreement impose such other restrictions upon the exercise of an option or upon the sale or other disposition of the shares of Common Stock deliverable upon exercise thereof as the Board or the Committee may, in its sole discretion, determine, including but not limited to provisions which allow the Company to reacquire such shares at their original purchase price if the Optionee’s employment terminates within a stated period after the acquisition of such shares. By accepting an award pursuant to the 2010 Plan each Optionee shall thereby agree to any such restrictions.

Section 11.2    Any certificate issued to evidence shares of Common Stock issued pursuant to an option shall bear such legends and statements as the Board or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares will be delivered under the 2010 Plan until the Company has obtained such consents or approvals from such regulatory bodies of the United States government or any state or jurisdiction thereof as the Board or counsel to the Company deems necessary or advisable.

ARTICLE XII
SECTION 409A COMPLIANCE

Section 12.1    Notwithstanding any provision of this 2010 Plan or any Stock Option Agreement to the contrary, in the event any option granted pursuant to this 2010 Plan would be considered to be a payment of nonqualified deferred compensation, this 2010 Plan and the Stock Option Agreements, including any ambiguous terms thereof, shall be construed in a manner such that no amount will be required to be included in the Optionee’s income by reason of a failure to comply with the requirements of sections 409A(a)(2), (3) and (4) of the Code.  This provision shall apply to such payments and to such extent as necessary so as to avoid imposition of tax or additions to tax pursuant to section 409A(a)(1)of the Code. Any discretion granted to the Board or Committee with respect to any interpretation of the 2010 Plan’s provisions or otherwise shall be limited at all times and in all respects so as to be consistent with the requirements of section 409A of the Code.  Any provision of the 2010 Plan that does not comply with such requirements shall be void and of no effect.

ARTICLE XIII
APPLICATION OF FUNDS

Section 13.1    The proceeds received by the Company from the sale of stock pursuant to the exercise of options under the 2010 Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board.

ARTICLE XIV
EFFECTIVENESS OF PLAN

Section 14.1    This 2010 Plan shall become effective upon adoption by the Board, and options may be issued hereunder from and after that date.

IN WITNESS WHEREOF, pursuant to the adoption of this 2010 Plan by the Board of Directors of the Company, this 2010 Plan is hereby executed effective as of this 11th day of November, 2010.

C2 GLOBAL TECHNOLOGIES INC.

/s/ Stephen A. Weintraub

By:	Stephen A. Weintraub
Its:	Secretary and Chief Financial Officer